As filed with the Securities and Exchange Commission on December 16, 2011

Registration No. 333-177945

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 To

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RODMAN & RENSHAW CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	84-1374481
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1251 Avenue of the Americas
New York, New York 10020
(212) 356-0500
(212) 356-0536 Facsimile
(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Edward Rubin
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas
New York, New York 10020
(212) 356-0500
(212) 356-0536 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-5030
(212) 838-9190 Facsimile

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
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          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

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          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.

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          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated December 16, 2011
PROSPECTUS

6,650,000 Shares

Common Stock

          This prospectus relates to 6,650,000 shares of our common stock (the “Shares”) that may be offered for sale by the selling stockholders named in this prospectus. The Shares include 4,433,333 shares of our common stock (the “Conversion Shares”) that may be issued upon conversion of our 10% Senior Secured Convertible Debentures due October 31, 2013 (the “Debentures”) and 2,216,667 shares of our common stock that may be issued upon exercise of our Class A Warrants (the “Class A Warrants Shares”). In addition, this prospectus covers 2,216,667 shares of our common stock that may be issued upon exercise of our Class B Warrants (the “Class B Warrant Shares”.) However, the Class B Warrants are only exercisable in the event of a prepayment of the Debentures and then only to the extent of 50% of the Conversion Shares that would have been issued had the prepaid portion of the Debentures been converted immediately prior to the prepayment. Accordingly, the Class B Warrant Shares do not represent any incremental issuances as they replace Conversion Shares.

          We will not receive any of the proceeds from the sale of the Shares, although we will receive proceeds from the exercise of the Class A and Class B Warrants (collectively, the “Warrants”). The Shares may be offered from time to time by the selling stockholders, their pledgees and/or donees, beginning on the date of this prospectus immediately upon their issuance. However, the Class A Warrants may not be exercised until April 1, 2012.

          The Shares may be offered through ordinary brokerage transactions on the Nasdaq Global Market, the principal exchange on which our common stock is listed, in the over-the-counter market or other exchanges on which our shares are traded, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

          The selling stockholders have not entered into any underwriting arrangement. The selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with sales of the shares.

          Our common stock is listed on the NASDAQ Global Market and trades under the symbol “RODM”.

          Investing in our common stock involves risk. Please read the “Risk Factors” referenced on page 4 and incorporated herein by reference for a discussion of the factors you should consider before you make your investment decision.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________ __, 2011

ABOUT THIS PROSPECTUS

          In this prospectus, “Rodman,” “we,” “us,” and “our” refer to Rodman & Renshaw Capital Group, Inc., including, unless the context otherwise requires, its subsidiaries.

          You should rely only on the information contained in this prospectus including any information or documents incorporated by reference into this prospectus. We have not authorized any other person to provide you with information different than that contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information included in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations, cash flows and/or future prospects may have changed since that date. Information contained on, or accessible through, our website is not part of this prospectus.

          Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to our common stock if the person making the offer or solicitation is not qualified to do so or it is unlawful for you to receive such an offer or solicitation.

          No action is being taken in any jurisdiction outside the United States to permit the public offering of our common stock or possession or distribution of this prospectus. Persons who come into possession or distribution of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

FORWARD LOOKING STATEMENT

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, assumptions, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions. Forward-looking statements in this prospectus may include statements about:

•	future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;
•	our capital requirements and the need for additional financing;
•	our ability to secure new client engagements;
•	our ability to successfully consummate financing and merger and acquisition transactions on behalf of our clients;
•	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential to the conduct of our business;
•	the outcome of various regulatory and legal proceedings in which we are currently involved;
•	the performance of any of our financial products and their potential to generate revenues;
•	development of new financial products;
•	our ability to execute our growth, expansion and acquisition strategies;
•	current and future economic and political conditions;
•	overall industry and market performance;
•	competition;
•	management’s goals and plans for future operations;
•	the impact of increased regulatory scrutiny on future operations;
•	revenue and profit volatility;
•	the performance of service providers upon which our operations rely;
•	the additional risks and uncertainties stemming from entry into new businesses;
•	the impact of legal liability on future operations;
•	the impact of employee misconduct on future operations;
•	the increased risk of financial liability and reputational harm resulting from adverse regulatory action;
•	the impact of the Investment Company Act of 1940 on future operations; and
•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

          The forward-looking statements in this prospectus are only predictions. Actual results could, and likely will, differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” incorporated by reference in this prospectus. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

i

THE OFFERING

Common stock offered by selling stockholders	6,650,000 shares(1)

Common stock outstanding as of November 1, 2011	34,392,699 shares(2)

Common stock outstanding after this offering	41,042,699 shares(3)

Use of Proceeds

We will not receive any of the proceeds from the sale of shares under this prospectus. However, we will receive approximately $3.325 million of proceeds if all of the Class A Warrants are exercised. In addition, to the extent the Class B Warrants become exercisable, we will receive another $1.50 per share or $3.325 million if they are all exercised.(1)

Dividend Policy

For the foreseeable future, the Board of Directors intends to follow a policy of retaining earnings for the purpose of increasing our capital to support additional growth. Accordingly, we currently do not expect to declare or pay dividends for the foreseeable future.

Listing	Our common stock is listed on the NASDAQ Global Market and trades under the symbol “RODM.”

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of certain factors that you should carefully consider before investing in our common stock.

(1)

Includes the Conversion Shares and the Class A Warrant Shares. As discussed above, the Class B Warrant Shares do not represent incremental shares of our common stock offered pursuant to this prospectus as the Class B Warrants are only exercisable in the event the Debentures are prepaid and then only to the extent of 50% of the Conversion Shares that would have been issued had the prepaid portion of the Debentures been converted immediately prior to the prepayment.

(2)	Does not include:
	•	8,458,565 shares of common stock underlying outstanding restricted stock units;
	•	310,817 shares underlying outstanding warrants with exercise prices ranging from $18.07 to $25.60;
•

2,615,882 shares of common stock reserved for issuance upon the exercise of outstanding options granted prior to the adoption of our 2007 Stock and Incentive Plan, at exercise prices ranging from $3.78 to $5.00 per share, having a weighted average exercise price of $4.24;

	•	4,415,677 shares of common stock available for future issuance under our 2010 Stock and Incentive Plan;
	•	the Class A Warrant Shares and the Class B Warrant Shares (see note 1 above), which have an exercise price of $1.50 per share; and
	•	the Conversion Shares.

(3)	Includes the Conversion Shares and the Class A Warrant Shares. Does not include:
	•	8,458,565 shares of common stock underlying outstanding restricted stock units;
	•	310,817 shares underlying outstanding warrants with exercise prices ranging from $18.07 to $25.60;
•

2,615,882 shares of common stock reserved for issuance upon the exercise of outstanding options granted prior to the adoption of our 2007 Stock and Incentive Plan, at exercise prices ranging from $3.78 to $5.00 per share, having a weighted average exercise price of $4.24;

	•	4,415,677 shares of common stock available for future issuance under our 2010 Stock and Incentive Plan; and
	•	the Class B Warrant Shares (see note 1 above).

DESCRIPTION OF THE FINANCING

          On October 31, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the accredited investors named herein as Selling Stockholders (the “Selling Stockholders”). Pursuant to the Purchase Agreement, the Company sold, and the Selling Stockholders purchased an aggregate of $6,650,000 original principal amount of the Company’s 10% Senior Secured Convertible Debentures due October 31, 2013 (the “Debentures”) with a net share settlement feature, and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock (the “Offering”). The Debentures are convertible into up to 4,433,333 shares of the Company’s common stock (the “Common Stock”) at any time prior to maturity, based on a conversion price of $1.50 per share (a 102% premium to the closing price of the Company’s common stock on the date the financing was announced). A net share settlement feature of the Debentures could reduce, but not increase, the number of shares of Common Stock issued upon conversion. The Warrants include Class A Warrants covering up to 2,216,667 shares of Common Stock, which are exercisable commencing six months following the date of issuance and until their expiration on October 31, 2014, at $1.50 per share (a 102% premium to the closing price of the Company’s common stock on the date the financing was announced), and Class B Warrants covering up to 2,216,667 shares of Common Stock, which are exercisable only in the event of a prepayment of the Debentures and then only to the extent of up to 50% of the number of shares of Common Stock that would have been issued had the prepaid portion of the Debentures been converted into shares of Common Stock. The Class B Warrants expire on October 31, 2013 and have an exercise price of $1.50 per share (a 102% premium to the closing price of the Company’s common stock on the date the financing was announced). The sale and issuance of the securities was in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, set forth in Section 4(2) thereof and/or Regulation D thereunder.

          The total dollar value of the Common Stock underlying the Debentures that have been registered for resale (using the number of underlying shares of Common Stock that have been registered for resale and the market price per share on the date of the sale of the Debentures) is $3,280,666 (calculated as follows: $6,650,000 (the offering amount) divided by $1.50 (the fixed conversion price) multiplied by $0.74 (the closing price per share of Common Stock on the date the transaction was announced)).

          There were no commissions or selling commissions paid in connection with the Offering. As such, the $6.65 million of gross proceeds from the Offering approximated net proceeds (after deducting the Company’s offering expenses (e.g., legal and accounting expenses)). During the first year following issuance of the Debentures, the Company is obligated to make the following payments to the holders of the Debentures: (a) on June 1, 2012, an interest payment on the principal amount of the Debentures at the stated rate of 10% per annum for the period from issuance through May 31, 2012 in the aggregate amount of $385,700, and (b) up to four percent (0.5% per month for the period from March 1, 2012 through October 31, 2012) of the principal amount of the Debentures (or a maximum of $266,000) if the Registration Statement of which this Prospectus is a part is not declared effective by the SEC on or before February 28, 2012. No payments were made to any affiliates of the Selling Stockholders in connection with, or related to, the Offering. The Company has the current intent, and reasonably believes that it has the financial ability, to repay the principal amount of the Debentures and interest thereon in cash.

          Both prior to, and immediately following the Offering, there were 34,392,699 shares of the Company’s Common Stock outstanding. Of such shares of Common Stock, 18,530,674, or approximately 54%, were held by other than Selling Stockholders (including affiliates of Selling Stockholders) and officers and directors of the Company.

RISK FACTORS

          Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the factors discussed under “Item 1A. Risk Factors” contained in our Annual Report filed on Form 10-K for the year ended December 31, 2010 and our Quarterly Report filed on Form 10-Q for the three and nine month periods ended September 30, 2011, both of which are incorporated herein by reference, as well as other information contained or incorporated by reference in this prospectus. Each of these risks could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of Shares offered under this prospectus. However, this prospectus covers the sale of the Class A Warrant Shares. If all of the Class A Warrants are exercised, we will receive proceeds of approximately $3.325 million. In addition, if the Class B Warrants become exercisable, we will receive the proceeds from their exercise as well.

SELLING STOCKHOLDERS

          The following table sets forth information regarding beneficial ownership of our common stock as of November 1, 2011 of each stockholder who is selling shares in this offering. Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. To our knowledge, each selling stockholder, at the time of acquiring such shares, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profits they earn on any sale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

	Common Stock Beneficially Owned Before this Offering(1) (2)				Common Stock Beneficially Owned After this Offering(1) (2)

Name and Address of Beneficial Owner	Shares	%(2)	Shares Offered(3)		Shares	%(2)

Hudson Bay Master Fund(4) 777 3rd Avenue, 30th Floor New York, NY 10017	333,333	*	500,000	(4)	—	—

Ironbound Partners Fund, LLC(5) 970 West Broadway, PMB 402 P.O. Box 30000 Jackson, WY 83002	166,667	*	250,000	(5)	—	—

Leman Management Nominees Limited(6) Wessex House, 2nd Floor 45 Reid Street, Hamilton HM 12 Bermuda	1,921,680	4.6%	2,500,000	(6)	255,013	*

The Peapack Company, LLC(7) c/o Ditschman/Flemington Ford Lincoln 215 Route 202 Flemington, NJ 08822	166,667	*	250,000	(7)	—	—

Cranshire Capital Master Fund, Ltd.(8) 3100 Dundee #703 Northbrook, IL 60062	333,333	*	500,000	(8)	—	—

Mitchell Kopin(8) 3100 Dundee #703 Northbrook, IL 60062	666,666	1.9%	500,000	(8)	—	—

Iroquois Master Fund Ltd.(9) 641 Lexington Avenue, 26th Floor New York, NY 10022	340,249	*	500,000	(9)	6,916	*

Kingsbrook Opportunities Master Fund LP(10) c/o Kingsbrook Partners LP 590 Madison Avenue, 27th Floor New York, NY 10022	666,667	1.9%	1,000,000	(10)	—	—

Bristol Investment Fund, Ltd.(11) c/o Bristol Capital Advisors, LLC	433,333	1.2%	650,000	(11)	—	—

6353 W. Sunset Blvd., Suite 4006
Hollywood, CA 90028

*	Less than 1.0%

(1)

Under the rules and regulations of the SEC, beneficial ownership includes: (i) shares actually owned; (ii) shares underlying options and warrants that are currently exercisable; and (iii) shares underlying options and warrants that are exercisable within 60 days of the date of this prospectus. Accordingly, the beneficial ownership information in the table above does not include the Class A Warrant Shares or the Class B Warrant Shares. As discussed elsewhere in this prospectus, the Class A Warrants are not exercisable until April 1, 2012, the Class B Warrants are only exercisable in the event there is a prepayment of the Debentures and then only to the extent of 50% of the Conversion Shares that would have been issued had the prepaid portion of the Debentures been converted immediately prior to the prepayment. All shares beneficially owned by a particular person are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on 34,392,699 shares issued and outstanding as of November 1, 2011 and 41,042,699 shares issued and outstanding immediately after this offering.

(3)	Includes 4,433,333 Conversion Shares and 2,216,667 Class A Warrant Shares. Does not include 2,216,667 Class B Warrant Shares for the reasons discussed in note 1 above.

(4)

Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities. Includes 333,333 Conversion Shares and 166,667 Class A Warrant Shares. Does not include 166,667 Class B Warrant Shares for the reasons discussed in note 1 above.

(5)

Jonathan Ledecky has voting control and power of disposition over these shares. Includes 166,667 Conversion Shares and 83,333 Class A Warrant Shares. Does not include 83,333 Class B Warrant Shares for the reasons discussed in note 1 above.

(6)

Edward Allanby has voting control and power of disposition over these shares. Includes 1,666,667 Conversion Shares and 833,333 Class A Warrant Shares. Does not include 833,333 Class B Warrant Shares for the reasons discussed in note 1 above.

(7)

Steven B. Kalafar has voting control and power of disposition over these shares. Includes 166,667 Conversion Shares and 83,333 Class A Warrant Shares. Does not include 83,333 Class B Warrant Shares for the reasons discussed in note 1 above.

(8)

Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin (“Mr. Kopin”), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund. The foregoing excludes 333,333 shares of Common Stock issuable upon exercise of a warrant held by Cranshire Master Fund because such warrant is not exercisable until the six (6) month anniversary of the date of issuance (which was November 1, 2011). Assuming such warrant was currently exercisable, each of CCA and Mr. Kopin may be deemed to have beneficial ownership of 666,667 shares of Common Stock. Mr. Kopin also has beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of an additional 333,333 shares of common stock that are issuable upon conversion of a Convertible Debenture held by Mr. Kopin. The foregoing excludes 333,333 shares of Common Stock issuable upon exercise of a warrant held by Mr. Kopin because such warrant is not exercisable until the six (6) month anniversary of the date of issuance (which was November1, 2011). Assuming such warrant was currently exercisable, Mr. Kopin may be deemed to have beneficial ownership of 1,333,333 shares of Common Stock. Includes 333,333 Conversion Shares and 166,667 Class A Warrant Shares. Does not include 166,667 Class B Warrant Shares for the reasons discussed in note 1 above.

(9)

Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership. Includes 333,333 Conversion Shares and 166,667 Class A Warrant Shares. Does not include 166,667 Class B Warrant Shares for the reasons discussed in note 1 above.

(10)

Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. Includes 666,667 Conversion Shares and 333,333 Class A Warrant Shares. Does not include 333,333 Class B Warrant Shares for the reasons discussed in note 1 above.

(11)

Bristol Capital Advisors, LLC (“BCA”) is the investment advisor to Bristol Investment Fund, Ltd. (“Bristol”). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities. Includes 433,333 Conversion Shares and 216,667 Class A Warrant Shares. Does not include 216,667 Class B Warrant Shares for the reasons discussed in note 1 above.

PLAN OF DISTRIBUTION

          Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

          The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

          Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

          In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

          We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

          Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

          We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for us by Morse, Zelnick, Rose & Lander, LLP, New York, New York. One of the partners of Morse, Zelnick, Rose & Lander, LLP owns 14,922 shares of our common stock.

EXPERTS

          KPMG LLP, an independent registered public accounting firm, audited our consolidated financial statements as of December 31, 2010 and 2009 and each of the years in the three-year period ended December 31, 2010 as set forth in their report dated March 15, 2011. We incorporate by reference to these financial statements in this prospectus, and in the registration statement of which this prospectus is a part, in reliance on KPMG LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access our filings, free of charge, on the Investor Information portion of our website located at www.rodmanandrenshaw.com, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information on the Public Reference Room, please call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus. The reports and other documents we file after the date of this prospectus will update and supplement the information in this prospectus. We incorporate by reference the documents listed below and any documents we file subsequently with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act: (i) after the date of the prospectus and prior to the termination of the offering; and (ii) after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

          (a) Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 15, 2011;

          (b) Our Quarterly Report on Form 10Q for the three month period ended March 31, 2011 filed on May 13, 2011;

          (c) Our Quarterly Report on Form 10Q for the three and six month periods ended June 30, 2011 filed on August 12, 2011;

          (d) Our Quarterly Report on Form 10Q for the three and nine month periods ended September 30, 2011 filed on November 14, 2011;

          (e) Our S-4 Registration Statement, SEC File No. 333-171988 filed on January 31, 2011 and declared effective on March 16, 2011;

          (f) Our Current Report on Form 8-K filed on January 5, 2011;

          (g) Our Current Report on Form 8-K filed on April 8, 2011;

          (h) Our Current Report on Form 8-K filed on April 14, 2011;

          (i) Our Current Report on Form 8-K filed on November 1, 2011;

          (j) Our Current Report on Form 8-K filed on November 4, 2011;

          (k) Our Current Report on Form 8-K filed on November 18, 2011;

          (l) Our definitive Proxy Statement on Schedule 14A, filed on April 5, 2011; and

          (m) The description of our common stock in our registration statement on Form 8-A, filed on October 10, 2007, including any amendment or reports filed for the purpose of updating this description.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Edward Rubin
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas
New York, New York 10020
(212) 356-0500

6,650,000 Shares

Common Stock

PROSPECTUS

________ __, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following is an estimate of the fees and expenses, other than underwriting commissions and expenses, payable or reimbursable by Rodman in connection with this issuance and distribution of the securities covered by this Registration Statement, all of which will be paid by Rodman.

SEC registration fee	$1,524
Printing expenses	$2,500	*
Accounting fees and expenses	$2,500	*
Legal fees and expenses	$7,500	*
Miscellaneous other expenses	$976	*

Total	$15,000

* Estimated.

Item 15. Indemnification of Directors and Officers

          Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

          Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

          We entered into indemnification agreements with each of our directors and each of our executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request.

          We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

          In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us with the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibit No.	Description

4.1	Form of 10% Senior Secured Convertible Debenture (1)
4.2	Form of Series A Common Stock Purchase Warrant (1)
4.3	Form of Series B Common Stock Purchase Warrant (1)
5	Opinion of Morse, Zelnick, Rose & Lander, LLP*
10.1	Form of Securities Purchase Agreement dated as of October 31, 2011 (1)
10.2	Form of Registration Rights Agreement dated as of November 1, 2011 (1)
10.3	Form of Security Agreement dated as of November 1, 2011 (1)
10.4	Form of Non-Recourse Guarantee dated as of November 1, 2011 (1)
23.1	Consent of KPMG LLP
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP*
24	Power of Attorney*

*	Previously filed.
(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 4, 2011.

Item 17. Undertakings

          The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the undersigned Registrant relies on Rule 430B:

          (A) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

          (ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on December 16, 2011.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:	/s/ Edward Rubin

Edward Rubin,
Chief Executive Officer

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Rubin and David Horin and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on December 16, 2011.

Signature	Title

/s/ EDWARD RUBIN	Chief Executive Officer (Principal Executive
Officer) and Director
Edward Rubin

/s/ DAVID HORIN	Chief Financial Officer (Principal Accounting
Officer)
David Horin

*	President and Director

Anthony Sanfilippo

*	Chairman

Wesley K. Clark

*	Vice Chairman

Michael Vasinkevich

*	Director

John J. Borer III

*	Director

Sam Dryden

*	Director

Richard Cohen

*	Director

Marvin I. Haas

*	Director

Winston Churchill

*	Director

Peter F. Drake

*	Director

Mark L. Friedman

*	By:	/s/ EDWARD RUBIN

Edward Rubin,
Attorney-in-fact